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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K

                    Current Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report                                                 August 14, 2000
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                            CROGHAN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)

                                     0-20159
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                            (Commission File Number)

                    Ohio                                            31-1073048
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(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification No.)

   323 Croghan Street, Fremont, Ohio                          43420
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 (Address of principal executive offices)                   (Zip Code)

                                 (419)-332-7301
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              (Registrant's telephone number, including area code)



















This document contains 3 pages.


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                            CROGHAN BANCSHARES, INC.

Item 5 - Other Events


         Thomas F. Hite, President and Chief Executive Officer of Croghan Bancshares, Inc. and its subsidiary, The Croghan Colonial Bank, has announced his intentions to retire from both positions prior to mid-year 2001. He will also retire from the Board of Directors of both entities. His age will be 62 at his retirement date.

         Hite's banking career will span a period of 44 years. He was employed as a teller in 1957, worked in various capacities including vault teller, branch manager at the East and West branches and spent 16 years as the bank's internal auditor. In August of 1980 he was named a vice president with duties as a lending officer and deposit administrator. In March, 1984 Hite was named Executive Vice President in charge of total bank operations. In February, 1988 he was elevated to the position of President & CEO after the retirement of John
C. Barrington.

         Mr. Hite also held positions with Croghan Bancshares, Inc. as secretary and since 1988, President & CEO.

         The Board of Directors will begin a search and evaluation process, both inside the bank and from outside sources, to identify a successor to Mr. Hite. This process is designed to allow for a smooth and orderly transition and to identify the best candidate for the position.





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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CROGHAN BANCSHARES, INC.
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                                          Registrant


Date:    AUGUST 14, 2000            by:  /s/     THOMAS HITE
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                                       Thomas F. Hite, President